UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):

December 23, 2013 (December 13, 2013)

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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in its filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Quarterly Report on Form 10-Q for the three-months and nine-months ended September 30, 2013, (i) on June 27, 2013, Timothy Bassett filed a shareholder derivative suit in the United States District Court for the Southern District of Texas on behalf of the Company against certain of the Company’s current and former directors and senior officers (the “Texas Federal Derivative Case”); (ii) on September 16, 2013, Joseph Vitellone was substituted as plaintiff in the Texas Federal Derivative Case; and (iii) three other substantially similar putative shareholder derivative suits were filed in the 151st District Court of Harris County, Texas (the “Texas State Derivative Case”), in the United States District Court for the Southern District of New York (the “New York Federal Derivative Case”) and in the United States District Court of Delaware (the “Delaware Federal Derivative Case”). All these suits are collectively referred to as the Derivative Cases. The Derivative Cases assert that the individual defendants unjustly enriched themselves and breached their fiduciary duties to the Company by (i) publishing allegedly false and misleading statements to the Company's investors regarding the Company's business and financial position and results, and (ii) allegedly failing to maintain adequate internal controls. The complaints in the Derivative Cases demand that the defendants pay unspecified damages to the Company, including damages allegedly sustained by the Company as a result of the alleged breaches of fiduciary duties by the defendants, as well as disgorgement of profits and benefits allegedly obtained by the defendants, and reasonable attorneys', accountants' and experts' fees and costs to the plaintiffs.

On December 20, 2013, the United States District Court for the Southern District of Texas issued an order granting the Company’s and the individual defendants’ motion to dismiss the Texas Federal Derivative Case and, accordingly, the Texas Federal Derivative Case has been dismissed. A copy of the court’s order dismissing the Texas Federal Derivative Case is furnished as an exhibit to this Current Report on Form 8-K.

Also, on December 13, 2013, the 151st District Court of Harris County, Texas dismissed the Texas State Derivative Case for want of prosecution.

In addition, the Company and the individual defendants have filed similar motions to dismiss the New York Federal Derivative Case and the Delaware Federal Derivative Case. These motions have not yet been decided.

As previously reported by the Company in its filings with the SEC, certain class action complaints have been filed against the Company and certain of its officers. The class action cases that remain ongoing have been consolidated in the United States District Court for the Southern District of New York. This consolidated case is referred to as the Securities Case. The complaints in the Securities Case allege that the Company made certain false or misleading statements in its filings with the SEC, including statements related to the Company's internal and financial controls, the calculation of non-cash share-based compensation expense, the late filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (which was filed by the Company with the SEC in June 2013), the dismissal of the Company's previous independent registered accounting firm, and other matters identified in the Company's Form 8-K filed with the SEC on April 16, 2013, as amended. The complaints demand that the defendants pay unspecified damages to the class action plaintiffs, including damages allegedly caused by the decline in the Company's stock price between February 22, 2013 and April 22, 2013. The Company and the individual defendants are vigorously defending the Securities Case, and intend to continue to do so.

It is possible that additional putative derivative suits and class action suits could be filed over these events.

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 In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including the related Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Memorandum and Order of Dismissal by the United States District Court for the Southern District of Texas, dated December 20, 2013

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 23, 2013	By: /s/ Gary C. Evans
Name: Gary C. Evans
Title Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Memorandum and Order of Dismissal by the United States District Court for the Southern District of Texas, dated December 20, 2013